UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/08/2005

REPUBLIC COMPANIES GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51455

DELAWARE	30-0175923
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

222 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
(Address of Principal Executive Offices, Including Zip Code)

(302) 658-3613
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 8, 2005, Republic Companies Group, Inc. (the "Company") granted stock options pursuant to the Company's Equity-Based Compensation Plan to certain named executive officers and other employees of the Company or its Subsidiary as indicated in the following table:

Award Recipient        Number of Option Shares

Gina D. Boone        1,375
Martin B. Cummings        5,500
Michael E. Ditto        5,500
Deborah King        2,750
Ron Lawson        2,750
Richard Mayer        5,500
Tim Morgan        2,750
Pat Norris        2,750
Steven L. Nyberg        11,000
Amy L. Wagner        2,750

Martin B. Cummings is the Chief Financial Officer of the Company. Michael E. Ditto is Vice President, General Counsel and Secretary of the Company. The options are intended to constitute incentive stock options designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended. The option shares indicated above reflect the 5.5 to 1 stock split effective on July 18, 2005. The stock options granted have a per share exercise price equal to the fair market value of the Company's common stock, par value $.01 per share, on the date of grant, and vest ratably in annual installments over five years. The form of stock option agreement pursuant to which the stock options were granted is filed as an exhibit hereto and the description above is qualified in its entirety to the agreement.

Item 9.01.    Financial Statements and Exhibits

(a) Exhibits.
The following exhibits are filed as part of this Report:
Exhibit
Number                 Description
10.1                Republic Companies Group,Inc.

Equity Based Compensation Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to Form S-1 (File No. 333-124758), as filed with the Securities and Exchange Commission on July 19, 2005)

10.2                Incentive Stock Option Award Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

REPUBLIC COMPANIES GROUP, INC.

Date: August 12, 2005.	By:	/s/ Michael E. Ditto
Michael E. Ditto, Esq.
Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.2	Incentive Stock Option Award Agreement